UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   October 15, 2009

Blue Gem Enterprise
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153441	20-8043372
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4770 Biscayne Blvd, Suite 1460
Miami, Florida 33137
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

360 Main Street
Washington, VA 22747
  (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

See Item 2.01, below.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 15, 2009 (the “Closing Date”), Charter Consulting Corp. acquired the majority of the issued and outstanding common stock of Blue Gem Enterprise, a Nevada corporation (the “Company”), from Belmont Partners, LLC, a Virginia limited liability company (“Belmont” or the “Seller”), in accordance with a common stock purchase agreement (the “Stock Purchase Agreement”) by and among Charter Consulting Corp, Belmont and the Company.  On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Charter Consulting Corp acquired eighty two million two hundred thirty six thousand eight hundred fifty (82,236,850) shares of the Company’s issued and outstanding common stock representing approximately 76.68% of the Company’s issued and outstanding common stock, for a total purchase price of two hundred thirty five thousand dollars ($235,000).

Business

Pursuant to the change in control of the Company as further described in Item 5.01 below, the Company has changed its business plan to become a full service Direct Store Beverage Distribution company that competes in all areas of the non-alcohol beverage industry including; ice teas, juices, waters, shots, carbonated soft drinks and more.  We expect to manage and distribute select allied brands on an exclusive basis pursuant to exclusive agreements with beverage manufacturers.  To date we have been in discussion with companies to enter into exclusive agreements but have not entered into any definitive exclusive agreements.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On October 15, 2009 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Charter Consulting Corp. purchased a total of eighty two million two hundred thirty six thousand eight hundred fifty (82,236,850) shares of issued and outstanding common stock of Blue Gem Enterprise (the "Company") from Belmont Partners.  At this time, Belmont Partners’ designee was the sole officer and director of the Company.  The total of 82,236,850 shares issued to Charter Consulting Corp represents 76.68% of the shares of outstanding common stock of the Company at the time of transfer.  As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

●	As of October 15, 2009, Allan Sepe was appointed as the Company's President, Chief Executive Officer and Chairman of the Board.

●	As of October 15, 2009, Anthony Dervali was appointed as the Company's Chief Financial Officer and Corporate Secretary.

●	Joseph Meuse then resigned as a member of the Company's Board of Directors and as the Company's President and Secretary, effective October 15, 2009.

In connection with the Change of Control, the Company also changed its business plan.  Blue Gem Enterprise (“BGEM”) plans to become a full service Direct Store Beverage Distribution company that competes in all areas of the non-alcohol beverage industry including; ice teas, juices, waters, shots, carbonated soft drinks and more.  We expect to manage and distribute select allied brands on an exclusive basis pursuant to exclusive agreements with beverage manufacturers.  To date we have been in discussion with companies to enter into exclusive agreements but have not entered into any definitive exclusive agreements.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Joseph Meuse resigned as a member of the Company's Board of Directors effective as of October 15, 2009.  Joseph Meuse also resigned as the Company's President and Secretary effective October 15, 2009.  At the time of resignation, Mr. Meuse was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On October 15, 2009, Mr. Allan Sepe was appointed as the Company's President, Chief Executive Officer and Chairman of the Board.  As of the date of this filing, Mr. Sepe has not been appointed to any committee of the board of directors.

On October 15, 2009, Anthony Dervali was appointed as the Company's Chief Financial Officer and Corporate Secretary.  As of the date of this filing, Mr. Dervali has not been appointed to any committee of the board of directors.

Mr. Allan Sepe, Chief Executive Officer and Chairman

Allan has an extensive background in hospitality, procurement and logistics. In 1987, Allan was hired as Purchasing Agent for Royal Viking Line owned by parent company Kloster Cruise LTD. Royal Viking Line, a 5 star cruise line, sailed 4 ships on worldwide itineraries. Allan’s responsibilities were to purchase, contract and coordinate delivery of food and beverage items for the fleet in designated ports of call. In 1988, he was promoted to Senior Purchasing Agent.  In 1989, Allan was hired by Royal Caribbean Cruise Line as their beverage buyer, responsibilities includes contracting for all beverages, such as soft drinks (Coca-Cola products), liquor, beer, wine and water totaling approximately $12,000,000.00 in annual purchases.  Allan was later promoted to Manager, Beverage Operations for the fleet overseeing 550 employees and a revenue base of over $60,000,000.00 annually. Subsequently, in 1991, Allan was elevated to position of Director of Beverage Operations. In addition, in 1991 he was appointed to manage all hotel shipboard management’s United States Public Health training and certification. In 1997, he accepted the position as Director of Purchasing for Miccosukee Indian Gaming located at Krome Avenue and the Tamiami Trail. The Miccosukee Tribe of Indians are Native Americans who own and operate class two gaming to the public. His responsibilities were to procure, contract, and facilitate all items relating to the support of the gaming enterprise. In 1999, Allan was promoted to Director of Purchasing for Miccosukee Gaming and Resort, where he oversaw the completion of the Micossukee development of their 302 room resort. Allan reported directly to the Tribal Chief, Mr. Billy Cypress.  In 2000, he was hired as Director of Purchasing for Doral Golf Resort and Spa where he supervised the entire renovation of their hotel project including but not limited to hotel, spa, furnishings, food, beverage and golf support.  In 2000, Allan resigned from his position at Doral to work as Vice President of Purchasing and Logistics supporting the food, beverage and logistics for the Funny Bagel Food Company. In 2003, Allan later joined Youth Enhancement Systems. Inc. now known as Dynamic Response Group, Inc,. Allan’s responsibilities included but not limited to the purchasing and logistics of items associated with Dynamic Response Group, Inc.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Sepe is a party in connection with this appointment as a director and an officer of this Company.

Mr. Anthony Dervali, Chief Financial Officer and Corporate Secretary

Mr. Dervali has been in the service business and on site production business for over 15 years. He will be assisting the company as an officer, utilizing his vast organizational skills and event management to specifically handle promotions, logistics and events for Title Beverage Distribution.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Dervali is a party in connection with this appointment as a director and an officer of this Company.

ITEM 8.01 OTHER EVENTS.

The directors of the Company approved a 16.44737 for 1 forward stock split (the “Forward Split”) of the Company’s issued and outstanding common stock by written consent in lieu of a special meeting in accordance with the Nevada Corporation Law.  FINRA declared our Forward Split effective with a record date of September 18, 2009 and a payable date of September 30, 2009.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Shell company transactions. None
(d)	Exhibits.
	Exhibit #	Description
	10.1	Common Stock Purchase Agreement dated October 15, 2009 by and between Allan Sepe and Belmont.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Gem Enterprise

By:	/s/ Allan Sepe
Allan Sepe Blue Gem Enterprise President

 Dated: October 21, 2009